Exhibit 99.1

FOR IMMEDIATE RELEASE
August 10, 2021

Novanta Announces Financial Results
for the Second Quarter 2021

•	Second Quarter 2021 GAAP Revenue of $168 million
•	Second Quarter 2021 GAAP Consolidated Net Income of $12 million
•	Second Quarter 2021 GAAP Diluted Earnings Per Share of $0.33
•	Second Quarter 2021 Adjusted Earnings Per Share of $0.62
•	Second Quarter 2021 Adjusted EBITDA of $37 million

BEDFORD, Mass., August 10, 2021 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the second quarter 2021.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	July 2,	July 3,
	2021	2020
GAAP
Revenue	$167.5	$144.7
Operating Income	$16.0	$13.7
Consolidated Net Income	$11.7	$11.7
Diluted EPS	$0.33	$0.33
Non-GAAP*
Adjusted Operating Income	$28.7	$22.1
Adjusted Diluted EPS	$0.62	$0.48
Adjusted EBITDA	$37.0	$30.8

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta delivered another quarter of outstanding financial results for the second quarter, with double-digit growth for sales, bookings, and profit,” said Matthijs Glastra, Chairperson and Chief Executive Officer of Novanta. “Customer demand continues to accelerate in advanced industrial and medical application areas, with bookings increasing 77% year over year.  Our innovation programs and design wins continued to perform well, building momentum in high growth markets and applications.  We continue to be confident in our business’ strategic positioning in secular growth markets, particularly in this economic environment.”

Second Quarter

During the second quarter of 2021, Novanta generated GAAP revenue of $167.5 million, an increase of $22.8 million, or 15.8%, versus the second quarter of 2020. There was no acquisition impact on revenue in the second quarter of 2021 from our acquisition activities. Changes in foreign currency exchange rates year over year favorably impacted our revenue by $6.2 million, or 4.4%, during the second quarter of 2021.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 11.4% for the second quarter of 2021 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the second quarter of 2021, GAAP operating income was $16.0 million, compared to $13.7 million in the second quarter of 2020.  GAAP consolidated net income was $11.7 million in the second quarter of 2021, the same as in the second quarter of 2020.  GAAP diluted earnings per share (“EPS”) was $0.33 in the second quarter of 2021, the same as in the second quarter of 2020.

Adjusted Diluted EPS was $0.62 in the second quarter of 2021, compared to $0.48 in the second quarter of 2020.  The Company ended the second quarter of 2021 with 35.8 million diluted weighted average shares outstanding.  Adjusted EBITDA was $37.0 million in the second quarter of 2021, compared to $30.8 million in the second quarter of 2020.

Operating cash flow for the second quarter of 2021 was $28.7 million, compared to $33.8 million in the second quarter of 2020. The Company completed the second quarter of 2021 with approximately $192.2 million of total debt and $133.9 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $62.2 million.

Financial Guidance

“With our performance in the second quarter, and the consistently strong demand signals from our customers, we expect to see continued growth in the third quarter and for the full year,” said Matthijs Glastra. “We continue to manage the uncertainty of the supply chain disruptions that are seen in the market, and our teams are executing well to mitigate that risk. We expect our customer backlog to remain robust, and so we are raising our full year guidance.”

For the third quarter of 2021, the Company expects GAAP revenue of approximately $165 million to $170 million. The Company expects Adjusted EBITDA to be in the range of $35 million to $37 million and Adjusted Diluted EPS to be in the range of $0.55 to $0.60.  The third quarter guidance does not include the impact of the expected closing of the Schneider Electric Motion USA Inc. (“SEM”) and ATI Industrial Automation Inc. (“ATI”) acquisitions.  We continue to expect these acquisitions to close at the end of the third quarter. In addition, the Company’s guidance assumes no significant changes in foreign exchange rates.

For the full year 2021, the Company expects GAAP revenue of approximately $660 million to $670 million. The Company expects Adjusted EBITDA to be in the range of $140 million to $143 million and Adjusted Diluted EPS to be in the range of $2.30 to $2.40.  The full year 2021 guidance does not include the impact of the expected closing of the SEM and ATI acquisitions.  We expect to update full year 2021 guidance, following the expected close of these transactions.  In addition, the Company’s guidance assumes no significant changes in foreign exchange rates.

“We are also looking forward to closing on both the ATI and Schneider Electric Motion acquisitions,” said Matthijs Glastra. “These are exciting additions to Novanta, with excellent strategic fit, and will expand our technology content in attractive application areas with secular growth drivers, such as robotics and automation. We expect these transactions to close in the third quarter, once the customary closing conditions, including regulatory review, have been completed. After closing, we will update our 2021 guidance to include the expected financial results of these two new businesses.”

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestiture and related expenses; acquisition and related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses); benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, August 10, 2021 at 10:00 a.m. ET to discuss these results.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, October 04, 2021.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Consolidated Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Consolidated Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margins are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance-based restricted stock units issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the third quarter and full year 2021; statements regarding the expected closing of the ATI Industrial Automation Inc. (“ATI”) and Schneider Electric Motion USA Inc. (“SEM”) acquisitions, including the timing of closing; statements regarding the COVID-19 pandemic; expectations for our end markets and market position; expectations regarding our ability to mitigate supply chain disruptions; expectations regarding our design win and customer order activities and long-term prospects in our medical and advanced industrial end-markets; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: our failure to close the ATI or SEM acquisitions as a result of regulatory review or otherwise; economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activities; risks associated with the COVID-19 pandemic and other events outside our control; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s withdrawal from the European Union; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations affecting our business or products; our compliance, or failure to comply, with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our future filings with the Securities and Exchange Commission (“SEC”). Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	July 2,	July 3,
	2021	2020
Revenue	$167,523	$144,728
Cost of revenue	95,117	86,026
Gross profit	72,406	58,702
Operating expenses:
Research and development and engineering	16,954	14,440
Selling, general and administrative	31,240	24,908
Amortization of purchased intangible assets	3,586	3,410
Restructuring, acquisition, and related costs	4,634	2,243
Total operating expenses	56,414	45,001
Operating income	15,992	13,701
Interest income (expense), net	(1,378)	(1,701)
Foreign exchange transaction gains (losses), net	(76)	(282)
Other income (expense), net	(97)	(22)
Income before income taxes	14,441	11,696
Income tax provision (benefit)	2,777	36
Consolidated net income	$11,664	$11,660

Earnings per common share:
Basic	$0.33	$0.33
Diluted	$0.33	$0.33

Weighted average common shares outstanding—basic	35,374	35,137
Weighted average common shares outstanding—diluted	35,763	35,579

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	July 2,	December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$133,853	$125,054
Accounts receivable, net	90,078	75,054
Inventories	94,974	92,737
Prepaid expenses and other current assets	16,842	11,328
Total current assets	335,747	304,173
Property, plant and equipment, net	80,164	78,676
Operating lease assets	33,407	34,444
Intangible assets, net	133,450	148,521
Goodwill	282,659	285,980
Other assets	12,518	13,385
Total assets	$877,945	$865,179
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$5,330	$5,508
Accounts payable	54,053	42,966
Accrued expenses and other current liabilities	67,171	65,755
Total current liabilities	126,554	114,229
Long-term debt	186,866	194,927
Operating lease liabilities	32,248	32,802
Other long-term liabilities	39,213	46,412
Total liabilities	384,881	388,370
Stockholders’ Equity:
Total stockholders’ equity	493,064	476,809
Total liabilities and stockholders’ equity	$877,945	$865,179

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	July 2,	July 3,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$11,664	$11,660
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,875	9,437
Share-based compensation	5,035	5,648
Deferred income taxes	269	(2,659)
Other	1,638	1,920
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	248	1,829
Inventories	(6,320)	4,028
Other operating assets and liabilities	6,337	1,954
Net cash provided by operating activities	28,746	33,817
Cash flows from investing activities:
Purchases of property, plant and equipment	(5,375)	(2,321)
Payment of contingent consideration related to acquisition of technology assets	—	—
Net cash used in investing activities	(5,375)	(2,321)
Cash flows from financing activities:
Repayments under term loan and revolving credit facilities	(1,361)	(1,270)
Payments of debt issuance costs	—	—
Payments of withholding taxes from share-based awards	(156)	—
Repurchases of common shares	—	—
Payment of contingent consideration related to an acquisition	(1,401)	—
Payment of deferred purchase price related to an acquisition	—	(5,622)
Purchase of building under finance lease	—	—
Other financing activities	(141)	(1,891)
Net cash provided by (used in) financing activities	(3,059)	(8,783)
Effect of exchange rates on cash and cash equivalents	(21)	1,080
Increase (decrease) in cash and cash equivalents	20,291	23,793
Cash and cash equivalents, beginning of period	113,562	73,701
Cash and cash equivalents, end of period	$133,853	$97,494

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	July 2,	July 3,
	2021	2020
Revenue
Photonics	$62,357	$47,803
Vision	63,447	64,740
Precision Motion	41,719	32,185
Total	$167,523	$144,728

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	July 2,	July 3,
	2021	2020
Photonics
Gross Profit (GAAP)	$29,593	$20,898
Gross Profit Margin (GAAP)	47.5%	43.7%
Amortization of intangible assets	784	740
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$30,377	$21,638
Adjusted Gross Profit Margin (Non-GAAP)	48.7%	45.3%

Vision
Gross Profit (GAAP)	$24,443	$24,515
Gross Profit Margin (GAAP)	38.5%	37.9%
Amortization of intangible assets	1,518	1,572
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$25,961	$26,087
Adjusted Gross Profit Margin (Non-GAAP)	40.9%	40.3%

Precision Motion
Gross Profit (GAAP)	$20,874	$13,834
Gross Profit Margin (GAAP)	50.0%	43.0%
Amortization of intangible assets	680	404
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$21,554	$14,238
Adjusted Gross Profit Margin (Non-GAAP)	51.7%	44.2%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(2,504)	$(545)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Employee COVID-19 testing costs	1,473	—
Adjusted Gross Profit (Non-GAAP)	$(1,031)	$(545)

Novanta Inc.
Gross Profit (GAAP)	$72,406	$58,702
Gross Profit Margin (GAAP)	43.2%	40.6%
Amortization of intangible assets	2,982	2,716
Acquisition fair value adjustments	—	—
Employee COVID-19 testing costs	1,473	—
Adjusted Gross Profit (Non-GAAP)	$76,861	$61,418
Adjusted Gross Profit Margin (Non-GAAP)	45.9%	42.4%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended July 2, 2021
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$15,992	9.5%	$14,441	$2,777	19.2%	$11,664	$0.33
Non-GAAP Adjustments:
Amortization of intangible assets	6,568	3.9%	6,568
Restructuring costs	1,165	0.7%	1,165
Acquisition and related costs	3,469	2.1%	3,469
Employee COVID-19 testing costs	1,473	0.9%	1,473
Foreign exchange transaction (gains) losses, net			76
Tax effect on non-GAAP adjustments				2,518
Non-GAAP tax adjustments				(347)
Total non-GAAP adjustments	12,675	7.6%	12,751	2,171		10,580	0.29

Adjusted results (Non-GAAP)	$28,667	17.1%	$27,192	$4,948	18.2%	$22,244	$0.62

Weighted average shares outstanding - Diluted							35,763

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended July 3, 2020
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$13,701	9.5%	$11,696	$36	0.3%	$11,660	$0.33
Non-GAAP Adjustments:
Amortization of intangible assets	6,126	4.2%	6,126
Restructuring costs	698	0.5%	698
Acquisition and related costs	1,545	1.0%	1,545
Foreign exchange transaction (gains) losses, net			282
Tax effect on non-GAAP adjustments				2,016
Non-GAAP tax adjustments				1,048
Total non-GAAP adjustments	8,369	5.7%	8,651	3,064		5,587	0.15

Adjusted results (Non-GAAP)	$22,070	15.2%	$20,347	$3,100	15.2%	$17,247	$0.48

Weighted average shares outstanding - Diluted							35,579

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	July 2,	July 3,
	2021	2020
Consolidated Net Income (GAAP)	$11,664	$11,660
Consolidated Net Income Margin	7.0%	8.1%
Interest (income) expense, net	1,378	1,701
Income tax provision	2,777	36
Depreciation and amortization	9,875	9,437
Share-based compensation	5,035	5,411
Restructuring, acquisition, and related costs	4,634	2,243
Acquisition fair value adjustments	—	—
Employee COVID-19 testing costs	1,473	—
Other, net	173	304
Adjusted EBITDA (Non-GAAP)	$37,009	$30,792
Adjusted EBITDA Margin (Non-GAAP)	22.1%	21.3%

Organic Revenue Growth (Non-GAAP):

Three Months Ended July 2, 2021
Compared to
Three Months Ended July 3, 2020
Reported Revenue Growth/(Decline) (GAAP)	15.8%
Less: Change attributable to acquisitions	(—)%
Plus: Change due to foreign currency	(4.4)%
Organic Revenue Growth/(Decline) (Non-GAAP)	11.4%

Net Debt (Non-GAAP):

	July 2,	December 31,
	2021	2020
Total Debt (GAAP)	$192,196	$200,435
Plus: Deferred financing costs	3,855	4,405
Gross Debt	196,051	204,840
Less: Cash and cash equivalents	(133,853)	(125,054)
Net Debt (Non-GAAP)	$62,198	$79,786

Free Cash Flow (Non-GAAP):

	Three Months Ended
	July 2,	July 3,
	2021	2020
Cash Provided by Operating Activities (GAAP)	$28,746	$33,817
Less: Purchases of property, plant and equipment	(5,375)	(2,321)
Plus: Proceeds from sale of property, plant and equipment	—	—
Free Cash Flow (Non-GAAP)	$23,371	$31,496
Consolidated Net Income (GAAP)	$11,664	$11,660
Cash Provided by Operating Activities as a Percentage of Consolidated Net Income	246.5%	290.0%
Free Cash Flow as a Percentage of Consolidated Net Income	200.4%	270.1%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses. Additionally, the Company excluded costs directly related to employee COVID-19 testing as these costs are unique to the current pandemic and are expected to have a significant impact on the Company’s operating results.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions and costs directly related to employee COVID-19 testing for the reasons described for Adjusted Gross Profit and Adjusted Gross Profit Margin above. The Company also excluded restructuring, acquisition, and related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, and restructuring, acquisition, and related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. The Company also excluded foreign exchange transaction gains (losses) from the calculation of Adjusted Income before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Consolidated Net Income

The calculation of Adjusted Consolidated Net Income is displayed in the tables above.  Because income before income taxes is included in determining Consolidated Net Income, the calculation of Adjusted Consolidated Net Income also excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition, and related costs, and foreign exchange transaction gains (losses) for the reasons described for Adjusted Income before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Consolidated Net Income is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition, and related costs, foreign exchange transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Consolidated Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, costs directly related to employee COVID-19 testing, restructuring, acquisition, and related costs, acquisition fair value adjustments, other non-operating income (expense) items, including foreign exchange transaction gains (losses) and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Consolidated Net Income

The Company defines Free Cash Flow as cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Free Cash Flow as a Percentage of Consolidated Net Income is defined as Free Cash Flow divided by Consolidated Net Income.  Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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